     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2001

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         WILLIS GROUP HOLDINGS LIMITED

             (Exact name of Registrant as specified in its charter)

                          BERMUDA                                                         NONE
      (State or other jurisdiction of incorporation or                  (I.R.S. Employer Identification Number)
                       organization)

                               TEN TRINITY SQUARE
                                LONDON EC3P 3AX
                                    ENGLAND

                             (011) 44-20-7488-8111

   (Address, including zip code, of Registrant's principal executive office)

WILLIS GROUP HOLDINGS LIMITED NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

  THE WILLIS GROUP HOLDINGS LIMITED NON-EMPLOYEE DIRECTORS SHARE OPTION SCHEME

 AMENDED AND RESTATED 1998 SHARE PURCHASE AND OPTION PLAN FOR KEY EMPLOYEES OF
                         WILLIS GROUP HOLDINGS LIMITED

    AMENDED AND RESTATED WILLIS AWARD PLAN FOR KEY EMPLOYEES OF WILLIS GROUP
                                HOLDINGS LIMITED

       WILLIS GROUP HOLDINGS LIMITED 2001 SHARE PURCHASE AND OPTION PLAN

                            (Full title of the Plan)

                                MARY E. CAIAZZO

                           WILLIS NORTH AMERICA INC.

                                P.O. BOX 305026

                            NASHVILLE, TN 37230-5026

                                      USA

                                 (615) 872-3006

 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                   COPIES TO:

                              EDWARD P. TOLLEY III

                           SIMPSON THACHER & BARTLETT

                              425 LEXINGTON AVENUE

                         NEW YORK, NEW YORK 10017-3954

                                 (212) 455-2000

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                 AMOUNT TO BE       OFFERING PRICE          AGGREGATE           AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED          REGISTERED         PER SHARE(4)        OFFERING PRICE     REGISTRATION FEE
Stock Options and Common Stock, $0.000115 par
  value per share............................    29,613,807(1)           $3.19           $94,468,044.33          $23,617
Stock Options and Common Stock, $0.000115 par
  value per share............................    15,228,693(2)          $16.25           $247,466,261.25       $61,866.57
Common Stock, $0.000115 par value per
  share......................................  500,000 shares(3)        $16.25             $8,125,000           $2,031.25

(1) Represents all shares reserved for issuance upon the exercise of options under the Amended and Restated 1998 Share Purchase and Option Plan for Key Employees of Willis Group Holdings Limited, the Amended and Restated Willis Award Plan for Key Employees of Willis Group Holdings Limited and the Willis Group Holdings Limited 2001 Share Purchase and Option Plan, which are currently outstanding.

(2) Represents all shares reserved for issuance under or issuance upon the exercise of options reserved for grant under the Amended and Restated 1998 Share Purchase and Option Plan for Key Employees of Willis Group Holdings Limited, the Amended and Restated Willis Award Plan for Key Employees of Willis Group Holdings Limited, The Willis Group Holdings Limited Non-Employee Directors Share Option Scheme and the Willis Group Holdings Limited 2001 Share Purchase and Option Plan.

(3) Represents all shares reserved for issuance under the Willis Group Holdings Limited Non-Employee Directors' Deferred Compensation Plan.

(4) Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed as follows: (a) with respect to 29,613,807 shares of common stock as to which outstanding options were granted prior to the date of this Registration Statement, the registration fee is based on the weighted average exercise price per share of $3.19 (based on the exchange rate as of June 15, 2001 of $1.40=L1.00) and (b) with respect to the balance of 15,728,693 shares being registered, the registration fee is based on a price of $16.25 per share, which is the average of the high and low prices of the common stock on the New York Stock Exchange on June 14, 2001 (within 5 business days before the filing date of this Registration Statement).

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Willis Group Holdings Limited Non-Employee Directors' Deferred Compensation Plan, the Amended and Restated 1998 Share Purchase and Option Plan for Key Employees of Willis Group Holdings Limited and the Willis Group Holdings Limited 2001 Share Purchase and Option Plan.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by Willis Group Holdings Limited (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement.

    (a) The Registrant's Prospectus filed on June 12, 2001 pursuant to
       Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed. (File
       No. 333-60982)

    (b) None.

    (c) The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 21, 2001, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    See Item 3(c) above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Bye-laws of the Registrant provide for indemnification of the Registrant's officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of the Registrant; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act of 1981 as in effect from time to time in Bermuda.

    The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void. The directors and officers of the Registrant are covered by directors' and officers' insurance policies maintained by the Registrant.

    Under the Amended and Restated Limited Partnership Agreement of Profit Sharing (Overseas), Limited Partnership, directors of the Registrant who are officers, directors, employees, partners, stockholders, members or agents of KKR 1996 Fund (Overseas), Limited Partnership or its affiliates are indemnified by Profit Sharing (Overseas), Limited Partnership to the fullest extent permitted by law from and against all liabilities, loss, damage or expense relating to the performance as a director of the Registrant during the period of time in which Profit Sharing (Overseas), Limited Partnership holds an interest in the Registrant; provided that such indemnification shall not cover acts not made in good faith and not in the best interest of the Profit Sharing (Overseas), Limited Partnership or constitute malfeasance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    None.

ITEM 8. EXHIBITS.

4.1 Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to Registration Statement
      No. 333-60982)

4.2 Form of Bye-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to Registration Statement
      No. 333-60982)

4.3   The Willis Group Holdings Limited Non-Employee Directors'
      Deferred Compensation Plan (filed herewith)

4.4   The Willis Group Holdings Limited Non-Employee Directors
      Share Option Scheme (filed herewith)

4.5   Amended and Restated 1998 Share Purchase and Option Plan for
      Key Employees of Willis Group Holdings Limited (filed herewith)

4.6   Amended and Restated Willis Award Plan for Key Employees of
      Willis Group Holdings Limited (filed herewith)

4.7   Willis Group Holdings Limited 2001 Share Purchase and Option
      Plan (incorporated herein by reference to Exhibit 10.8 to Registration Statement No. 333-60982)

5     Opinion of Appleby Spurling & Kempe (filed herewith)

23.1  Consent of Deloitte & Touche (filed herewith)

23.2  Consent of Appleby Spurling & Kempe (Reference is made to
      Exhibit 5 filed herewith)

24.1 Power of Attorney (included on signature page to this Registration Statement)

ITEM 9. UNDERTAKINGS.

    The Company hereby undertakes:

    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this post-effective amendment.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Certificate of Amendment Certificate of Incorporation of the registrant and the provisions of Delaware law described under Item 6 above, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, Country of England on the 15th day of June, 2001.

                                                       WILLIS GROUP HOLDINGS LIMITED

                                                       By:            /s/ JOSEPH J. PLUMERI
                                                            -----------------------------------------
                                                                        Joseph J. Plumeri
                                                                 EXECUTIVE CHAIRMAN AND DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Colraine, Mary E. Caiazzo and Michael Chitty and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                         Executive Chairman and
                /s/ JOSEPH J. PLUMERI                           Director
     -------------------------------------------          (principal executive        June 15, 2001
                  Joseph J. Plumeri                              officer)

                 /s/ THOMAS COLRAINE                     Chief Financial Officer
     -------------------------------------------          (principal accounting       June 15, 2001
                   Thomas Colraine                              officer)

                 /s/ HENRY R. KRAVIS
     -------------------------------------------       Director                       June 15, 2001
                   Henry R. Kravis

                /s/ GEORGE R. ROBERTS
     -------------------------------------------       Director                       June 15, 2001
                  George R. Roberts

                  /s/ PERRY GOLKIN
     -------------------------------------------       Director                       June 15, 2001
                    Perry Golkin

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                 /s/ TODD A. FISHER
     -------------------------------------------       Director                       June 15, 2001
                   Todd A. Fisher

                /s/ SCOTT C. NUTTALL
     -------------------------------------------       Director                       June 15, 2001
                  Scott C. Nuttall

                 /s/ JAMES R. FISHER
     -------------------------------------------       Director                       June 15, 2001
                   James R. Fisher

                  /s/ PAUL M. HAZEN
     -------------------------------------------       Director                       June 15, 2001
                    Paul M. Hazen

                 /s/ MARY E. CAIAZZO
     -------------------------------------------       Authorized U.S.                June 15, 2001
                   Mary E. Caiazzo                       Representative

    THE PLANS. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrators of the Willis Group Holdings Limited Non-Employee Directors' Deferred Compensation Plan, the Amended and Restated 1998 Share Purchase and Option Plan for Key Employees of Willis Group Holdings Limited and the Willis Group Holdings Limited 2001 Share Purchase and Option Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, as of the 15th day of June, 2001.

WILLIS GROUP HOLDINGS LIMITED NON-EMPLOYEE
DIRECTORS' DEFERRED COMPENSATION PLAN

By:                    /s/ PERRY GOLKIN
            ---------------------------------------
                  Perry Golkin, Administrator

By:                   /s/ TODD A. FISHER
            ---------------------------------------
                 Todd A. Fisher, Administrator

By:                  /s/ SCOTT C. NUTTALL
            ---------------------------------------
                Scott C. Nuttall, Administrator

By:                    /s/ PAUL M. HAZEN
            ---------------------------------------
                 Paul M. Hazen, Administrator

AMENDED AND RESTATED 1998 SHARE PURCHASE AND OPTION
PLAN FOR KEY EMPLOYEES OF WILLIS GROUP HOLDINGS LIMITED

By:                    /s/ PERRY GOLKIN
            ---------------------------------------
                  Perry Golkin, Administrator

By:                   /s/ TODD A. FISHER
            ---------------------------------------
                 Todd A. Fisher, Administrator

By:                  /s/ SCOTT C. NUTTALL
            ---------------------------------------
                Scott C. Nuttall, Administrator

By:                    /s/ PAUL M. HAZEN
            ---------------------------------------
                 Paul M. Hazen, Administrator

WILLIS GROUP HOLDINGS LIMITED 2001
SHARE PURCHASE AND OPTION PLAN

By:                    /s/ PERRY GOLKIN
            ---------------------------------------
                  Perry Golkin, Administrator

By:                   /s/ TODD A. FISHER
            ---------------------------------------
                 Todd A. Fisher, Administrator

By:                  /s/ SCOTT C. NUTTALL
            ---------------------------------------
                Scott C. Nuttall, Administrator

By:                    /s/ PAUL M. HAZEN
            ---------------------------------------
                 Paul M. Hazen, Administrator

                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
 4.1                    Memorandum of Association of the Company (incorporated
                        herein by reference to Exhibit 3.1 to Registration Statement
                        No. 333-60982)
 4.2                    Form of Bye-Laws of the Company (incorporated herein by
                        reference to Exhibit 3.2 to Registration Statement No.
                        333-60982)
 4.3                    Willis Group Holdings Limited Non-Employee Directors'
                        Deferred Compensation Plan (filed herewith)
 4.4                    The Willis Group Holdings Limited Non-Employee Directors
                        Share Option Scheme (filed herewith)
 4.5                    Amended and Restated 1998 Share Purchase and Option Plan for
                        Key Employees of Willis Group Holdings Limited (filed
                        herewith)
 4.6                    Amended and Restated Willis Award Plan for Key Employees of
                        Willis Group Holdings Limited (filed herewith)
 4.7                    Willis Group Holdings Limited 2001 Share Purchase and Option
                        Plan (incorporated herein by reference to Exhibit 10.8 to
                        Registration Statement No. 333-60982)
 5                      Opinion of Appleby Spurling & Kempe (filed herewith)
23.1                    Consent of Deloitte & Touche (filed herewith)
23.2                    Consent of Appleby Spurling & Kempe (Reference is made to
                        Exhibit 5 filed herewith)
24                      Power of Attorney (included on signature page to this
                        Registration Statement)